Exhibit 16.1

January 11, 2019

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read EVO Transportation & Energy Services Inc’s statements included under Item 4.01 of its Form 8-K filed on January 11, 2019, and we agree with such statements concerning our firm.

Very truly yours,

PLANTE & MORAN, PLLC